Exhibit 3.46

ARTICLES OF ORGANIZATION

OF

CON-AGG L.L.C.

The undersigned organizers hereby form and establish a limited liability company under the Missouri Limited Liability Company Act (the “Act”).

ARTICLE I

The name of the limited liability company is Con-Agg L.L.C. (the “Company”).

ARTICLE II

The latest date on which the Company is to dissolve shall be January 1, 2046.

ARTICLE III

The Company is organized for profit and the nature of its business and purposes to be conducted or promoted are:

A.	To operate quarries;

B.	To produce and sell ready mix concrete and related products;

C.	To develop, construct and lease real estate; and

D.	To engage in any lawful act or activities for which limited liability companies may be organized under the Act.

ARTICLE IV

The location of the registered office of the Company in the state of Missouri is 2604 N. Stadium Blvd., Columbia, Missouri 65202, and the initial registered agent of the Company is BSMWL, Inc., located at 2300 Main, Suite 1100, Kansas City, Missouri 64108.

ARTICLE V

The management of the Company shall be vested in two managers.

ARTICLE VI

Upon the occurrence of any event described in R.S.Mo. Section 347.123 or any other event causing a member to cease to be a member of the Company, the members have the right to continue uninterrupted the Company’s business and affairs in accordance with the terms of the Company’s Operating Agreement (as may then be amended).

ARTICLE VII

The Company’s organizers are:

Larry W. Moore	3401 Westwind Drive
Columbia, Missouri 65202

Billy G. Sapp	8730 Highway AB
Columbia, Missouri 65206

ARTICLE VIII

Additional provisions relating to the formation, management, ownership, and operation of the Company are set forth in the Company’s Operating Agreement.

ARTICLE IX

The Company reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Organization in the manner now or hereafter prescribed by the Act and the Company’s Operating Agreement.

ARTICLE X

These Articles of Organization shall be effective upon the filing hereof in the Office of the Secretary of State of Missouri.

IN WITNESS WHEREOF, the organizers have hereunto subscribed their names this 20th day of December, 1996.

/s/ Larry W. Moore
Name: Larry W. Moore

/s/ Billy G. Sapp
Name: Billy G. Sapp

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Amendment of Articles of Organization

1.	The current name of the limited liability company is CON-AGG OF MO, L.L.C. Charter #: LC0010685.

2.	The effective date of this document is the date it is filed by the Secretary of State of Missouri unless a future date is otherwise indicated: Upon Filing. (Date may not be more than 90 days after the filing date in this Office)

3.	State date of occurrence that required this amendment: September 14, 2010.

4.	The articles of organization are hereby amended as follows: Article V. The management of the Company shall be vested in its members.

5.	(Check if applicable) This amendment is required to be filed because:

         management of the limited liability company is vested in one or more managers where management had not been so previously vested.

         management of the limited liability company is no longer vested in one or more managers where management was previously so vested.

         a change in the name of the limited liability company.

         a change in the time set forth in the-articles of organization for the limited liability company to dissolve.

6.	This amendment is (check either or both):

         authorized under the operating agreement

         required to he filed under the provisions of RSMo Chapter 347

In Affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that false statements made in this filing arc subject to the penalties provided under Section 575.040, RSMo)

/s/ Michael Brady	Summit Materials Companies I, LLC,	September 14, 2010
Authorized Signature	a Delaware Limited liability company, member	Date
By: Michael Brady, Vice President

State of Missouri

Rebecca McDowell Cook, Secretary of State

P.O. Box 778, Jefferson City, Mo. 65102

Corporation Division

Amendment of Articles of Organization

(Submit in duplicate with filing fee of $25)

1.	The name of the limited liability company is:

CON -AGG , L.L.C.

2.	The effective date of this document is the date it is filed by the Secretary of State of Missouri, unless a future date is indicated, as follows:

(Date may not be more than 90 days after the filing date in this office)

3. State date of occurrence that required this amendment:	March 12, 1998
Month/Day/Year

4.	(Check as applicable) This amendment is required to be filed because:

☐	management of the limited liability company is vested in one or more managers where management had not been so previously vested.

☐	management of the limited liability company is no longer vested in one or more managers where management was previously so vested.

☒	a change in the name of the limited liability company. CI

☐	a change in the time set for in the articles of organization for the limited liability company to dissolve.

The articles of organization are hereby amended as follows:

Section 2.1 of Article II shall be amended to read as follows:

2.1 Name. The name of the Company is Con-Agg of MO, L.L.C., and all business of the Company shall be conducted under that name, or such other fictitious .name as .approved-by-the-Managers.

5.	This amendment is (check either or both):

☐	authorized under the operating agreement

☒	required to be filed under the provisions of RSMo Chapter 347

In affirmation thereof, the facts stated above are true:

/s/ Larry W. Morre	Authorized signature
/s/ Billy Sapp	Authorized signature
Authorized signature

LLC-12 (12-94)

State of Missouri

Robin Carnahan, Secretary of State

Corporations Division

PO Box 778 / 600 W. Main St., Rm. 322

Jefferson City, MO 65102

Amendment of Articles of Organization

(Submit with filing fee of $25.00)

1.	The current name of the limited liability company is CON-AGG OF MO, LLC. Charter # LC0010685

2.	The effective date of this document is the date it is filed by the Secretary of State of Missouri unless a. future date is otherwise

indicated:	Upon Filing

(Date may not be more than 90 days alter the filing dale in this Office)

3.	State date of occurrence that required this amendment:	September 14, 2010
Month/Day/Year

4.	The articles of organization are hereby amended as follows:

Article V. The management of the Company shall be vested in its members.

5.	(Check if applicable) This amendment is required to be filed because:

☒	management of the limited liability company is vested in one or more managers where management had not been so previously vested.

☐	management of the limited liability company is no longer vested in one or more managers where management was previously so vested.

☐	a change in the name of the limited liability company.

☐	a change in the time set forth in the-articles of organization for the limited liability company to dissolve.

6.	This amendment is (check either or both);

☒	authorized under the operating agreement

☒	required to he filed under the provisions of RSMo Chapter 347

In Affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that false statements made in this tiling are subject to the penalties provided under Section 575.040, RSMo)

/s/ Michael Brady	Summit Materials Companies 1, LLC, a Delaware limited liability company, member By Michael Brady, Vice President	September 14, 2010
Authorized Signature	Printed Name	Date
Authorized Signature	Printed Name	Date

Name and address to return file document:
Name:

Address:

City, State, And Zip Code:

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